UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2024

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2024, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) appointed Mark Garfield as Chief Accounting Officer of Workday, effective September 3, 2024 (the “Effective Date”).

Mr. Garfield, 53, has served as the Senior Vice President and Chief Accounting Officer of Adobe, Inc. since 2018 and will continue to serve through August 9, 2024. Prior to joining Adobe, Mr. Garfield served as the Vice President of Finance of Cloudflare, Inc. from 2017 to 2018 and as Senior Vice President and Chief Accounting Officer at Symantec Corporation from 2014 to 2017. Prior to joining Symantec, he held leadership positions in finance at Brightstar Corporation and Advanced Micro Devices, Inc. and served in senior level finance roles at Ernst and Young LLP. Mr. Garfield received a bachelor’s degree in business economics from University of California at Santa Barbara.

In connection with his appointment as Chief Accounting Officer, pursuant to the terms of an offer letter dated July 30, 2024, between Mr. Garfield and Workday (the “Offer Letter”), Mr. Garfield will receive an annual base salary of $515,000, a one-time signing bonus of $500,000, and will be eligible to participate in the Workday cash incentive plan with a 35% target bonus. Pursuant to the Offer Letter, in accordance with Workday’s standard grant practices, Mr. Garfield will be granted an equity award consisting of restricted stock units with a grant date value of approximately $6,000,000 (the “RSU Award”) and an additional equity award consisting of restricted stock units with a grant date value of approximately $3,000,000 (the “Bridge Award”). The RSU Award will be subject to a vesting term of four years with one-fourth of the total shares subject to the RSU Award vesting on the first anniversary of the vesting start date (the “Vesting Start Date”) and the balance of the award vesting in equal quarterly installments over the following three years. The Bridge Award will be subject to a vesting term of two years with one-eighth of the total shares subject to the Bridge Award vesting three months from the Vesting Start Date and the balance of the award vesting in equal quarterly installments thereafter. Vesting is subject to Mr. Garfield’s continuous service with Workday. Mr. Garfield will participate in Workday’s Executive Severance Plan and Change in Control Policy.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Garfield and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of Workday’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Garfield is expected to enter into Workday’s standard form of indemnity agreement filed as Exhibit 10.1 to Workday’s Registration Statement on Form S-1 (File No. 333-183640) filed with the SEC on August 30, 2012.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter between Mark Garfield and Workday, Inc. dated July 30, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 1, 2024

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary